UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2020

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	TPX	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.
On March 27, 2020, the Board of Directors (the “Board”) of Tempur Sealy International, Inc., a Delaware corporation ("Tempur Sealy" or the "Company"), authorized and declared a dividend distribution of one right (a "Right") for each outstanding share of the common stock, $0.01 par value per share (the "Common Shares"), of the Company to stockholders of record at the close of business on April 7, 2020. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Series A Junior Participating Preferred Stock, $0.01 par value per share (the "Preferred Shares"), of the Company at an exercise price of $273.00 per one one-thousandth of a Preferred Share, subject to adjustment. The complete terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of March 27, 2020, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.

The terms of the Rights Agreement provide that the Rights will expire at the close of business on March 26, 2021 or such other date as may be established by the Board (the “Final Expiration Date”) prior to the Stock Acquisition Date (as defined in the Rights Agreement) unless earlier redeemed or exchanged. The Stock Acquisition Date has not yet occurred, and on September 11, 2020, the Board established the Final Expiration Date to be the close of business on September 14, 2020 rather than March 26, 2021, which in effect accelerates the expiration of the Rights and the resulting termination of the Rights Agreement. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s Common Shares pursuant to the Rights Agreement will expire.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 27, 2020, the Company filed a Second Amended and Restated Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (the "Certificate of Designation") with the Secretary of State of the State of Delaware. The Certificate of Designation sets forth the rights, powers and preferences of the Preferred Shares. In connection with the expiration of the Rights and the Rights Agreement, the Company intends to file a Certificate of Elimination (the "Certificate of Elimination") on September 14, 2020 to cancel the Preferred Shares. The Certificate of Elimination will be effective upon filing. The foregoing is a summary of the terms of the Certificate of Elimination. The summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, a copy of which is filed herewith as Exhibit 3.1 and incorporated into this Item 5.03 by reference.

Item 7.01. Regulation FD Disclosure.
On September 14, 2020, the Company distributed a press release (the "Press Release") announcing (a) updates on the improved business trends and financial operations, (b) the Company's intention to repay its $200 million 364-day incremental term loan in September 2020, and (c) the promotion of H. Clifford Buster, III to Chief Executive Officer, North America of the Company effective January 1, 2021. A copy of the Press Release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information disclosed pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liability of that section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Elimination of Second Amended and Restated Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Tempur Sealy International, Inc.
99.1	Press Release of Tempur Sealy International, Inc. dated as of September 14, 2020.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 14, 2020

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer